EXHIBIT 99.2

Quarterly Supplemental Information
December 31, 2013

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 49 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. When the Company sells properties, it restates historical income statements with the financial results of the sold assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Approximately 83% of our Annualized Lease Revenue ("ALR")(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston, greater Los Angeles and Dallas. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a relatively low leverage strategy while acquiring its properties.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	December 31, 2013	December 31, 2012
Number of consolidated office properties (2)	78	74
Rentable square footage (in thousands) (2)	21,490	20,500
Percent leased (3)	87.2%	87.5%
Percent leased - stabilized portfolio (4)	89.7%	90.5%
Capitalization (in thousands):
Total debt - principal amount outstanding	$2,003,525	$1,416,525
Equity market capitalization	$2,601,254	$3,024,386
Total market capitalization	$4,604,779	$4,440,911
Total debt / Total market capitalization	43.5%	31.9%
Total debt / Total gross assets	35.0%	27.2%
Common stock data
High closing price during quarter	$18.90	$18.28
Low closing price during quarter	$15.96	$17.22
Closing price of common stock at period end	$16.52	$18.05
Weighted average fully diluted shares outstanding (in thousands) (5)	165,137	170,441
Shares of common stock issued and outstanding (in thousands)	157,461	167,556
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	121	116

(1)	The definition for Annualized Lease Revenue can be found on page 40.
(2)
As of December 31, 2013, our consolidated office portfolio consisted of 78 properties (exclusive of our equity interests in two properties owned through unconsolidated joint ventures). During the first quarter of 2013, we sold 1111 Durham Avenue, a 237,000 square foot office building located in South Plainfield, NJ, and acquired Arlington Gateway, a 334,000 square foot office building located in Arlington, VA and 5 & 15 Wayside Road, a 271,000 square foot office building complex located in Burlington, MA. During the second quarter of 2013, we sold 1200 Enclave Parkway, a 150,000 square foot office building located in Houston, TX. During the third quarter of 2013, we completed the buyout of our joint venture partners' interests in three properties which had previously been unconsolidated: 5301 Maryland Way in Brentwood, TN, 2020 West 89th Street in Leawood, KS, and 4685 Investment Drive in Troy, MI. During the fourth quarter of 2013, we sold 350 Spectrum Loop, a 156,000 square foot office building located in Colorado Springs, CO, and 8700 South Price Road, a 132,000 square foot office building located in Tempe, AZ, and acquired 6565 North MacArthur Boulevard, a 260,000 square foot office building located in Irving, TX, One Lincoln Park, a 262,000 square foot office building located in Dallas, TX, and 161 Corporate Center, a 105,000 square foot office building located in Irving, TX. For additional detail on asset transactions during 2013, please refer to page 37.

(3)
Calculated as leased square footage plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties. Please refer to page 26 for additional analyses regarding Piedmont's leased percentage.

(4)	Please refer to page 38 for information regarding value-add properties, data for which is removed from stabilized portfolio totals.
(5)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President	Chief Financial Officer, Executive	Chief Accounting Officer and
and Director	Vice President, and Treasurer	Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,
Capital Markets	Real Estate Operations and Assistant	Mid-Atlantic Region and
	Secretary	Head of Development

Board of Directors

W. Wayne Woody	Frank C. McDowell	Donald A. Miller, CFA
Director, Chairman of the Board of	Director, Vice Chairman of the	Chief Executive Officer, President
Directors and Chairman of	Board of Directors and Chairman	and Director
Governance Committee	of Compensation Committee

Raymond G. Milnes, Jr.	Jeffery L. Swope	Michael R. Buchanan
Director and Chairman of	Director and Chairman of	Director
Audit Committee	Capital Committee

Wesley E. Cantrell	William H. Keogler, Jr.	Donald S. Moss
Director	Director	Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of December 31, 2013

Financial Results (1)

Funds from operations (FFO) for the quarter ended December 31, 2013 was $64.0 million, or $0.40 per share (diluted), compared to $54.8 million, or $0.33 per share (diluted), for the same quarter in 2012. FFO for the twelve months ended December 31, 2013 was $250.5 million, or $1.52 per share (diluted), compared to $230.4 million, or $1.35 per share (diluted), for the same period in 2012. The increase in FFO for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was principally related to the following factors: 1) increased operating income attributable to newly acquired properties and 2) insurance reimbursements received in 2013 related to casualty losses caused by Hurricane Sandy as compared to net casualty losses of $5.2 million recognized in 2012. The increase in FFO for the twelve months ended December 31, 2013 was also related to insurance reimbursements for litigation settlements amounting to $1.2 million received in 2013 as compared to litigation settlement expense of $7.5 million recognized in 2012.

Core funds from operations (Core FFO) for the quarter ended December 31, 2013 was $59.9 million, or $0.37 per share (diluted), compared to $60.1 million, or $0.36 per share (diluted), for the same quarter in 2012. Core FFO for the twelve months ended December 31, 2013 was $240.5 million, or $1.46 per share (diluted), compared to $243.2 million, or $1.43 per share (diluted), for the same period in 2012. The decrease in the dollar amount of Core FFO for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was principally related to increased interest expense in 2013 related to the higher average amount of debt outstanding during 2013 when compared to 2012, offset to a large degree by operating income contributions from newly acquired properties. The increase in per share Core FFO for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily attributable to reduced weighted average shares outstanding in 2013 as a result of the Company's stock repurchase program.

Adjusted funds from operations (AFFO) for the quarter ended December 31, 2013 was $12.7 million, or $0.08 per share (diluted), compared to $31.3 million, or $0.19 per share (diluted), for the same quarter in 2012. AFFO for the twelve months ended December 31, 2013 was $117.0 million, or $0.71 per share (diluted), compared to $138.0 million, or $0.81 per share (diluted), for the same period in 2012. The decrease in AFFO for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily related to the items described above for changes in FFO and Core FFO, as well as increased leasing activity during 2012 and 2013 and related non-incremental capital expenditures paid in 2013; non-incremental capital expenditures were elevated in the fourth quarter of 2013 principally as a result of the capital costs associated with the Independence Blue Cross lease renewal at 1901 Market Street in Philadelphia, PA.

Operations & Leasing

On a square footage leased basis, our total office portfolio was 87.2% leased as of December 31, 2013, as compared to 87.5% a year earlier. Please refer to page 26 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 7.1 years(2) as of December 31, 2013 as compared to 6.9 years at December 31, 2012.

During the twelve months ended December 31, 2013, we retained(3) tenants for 74% of the square footage associated with expiring leases. This result compares to a 69% retention rate for the year ended December 31, 2012.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 40 for definitions of non-GAAP financial measures. See pages 14 and 42 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of December 31, 2013) is weighted based on Annualized Lease Revenue, as defined on page 40.

(3)
Piedmont defines a retained tenant to include an existing tenant/occupant signing a lease for the premises it currently occupies or a tenant whose occupancy of a space is structured in a way to eliminate downtime for the space.

During the three months ended December 31, 2013, the Company completed 732,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for 505,000 square feet and new tenant leases for 227,000 square feet. During 2013, we completed 3,457,000 square feet of leasing for our consolidated office properties and 3,473,000 square feet of leasing inclusive of activity associated with our unconsolidated joint venture assets. The average committed capital cost for all leases signed during the twelve months ended December 31, 2013 at our consolidated office properties was $3.55 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the twelve months ended December 31, 2013 was $2.50 and average committed capital cost per square foot per year of lease term for new leases signed during the same time period was $5.68 (see page 33).

During the three months ended December 31, 2013, we executed six leases greater than 20,000 square feet at our consolidated office properties. Please see information on those leases listed below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Nestle USA	800 North Brand Boulevard	Glendale, CA	400,892	2021	Renewal
Qualcomm	90 Central Street	Boxborough, MA	48,322	2020	Renewal / Expansion
Nuance Communications	5 & 15 Wayside Road	Burlington, MA	45,975	2018	Expansion
Front Porch Communities and Services	800 North Brand Boulevard	Glendale, CA	25,853	2024	New
Sabal Trail Transmission	400 TownPark	Lake Mary, FL	20,600	2017	New
Mitsubishi Engine North America	Two Pierce Place	Itasca, IL	20,453	2025	New

As of December 31, 2013, there was one tenant whose lease was in holdover and there was one tenant whose lease was scheduled to expire at or during the eighteen month period following the end of the fourth quarter of 2013, each of which contributed greater than 1% in net Annualized Lease Revenue (ALR) expiring over the next eighteen months. Information regarding the leasing status of the spaces associated with those tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration (1)	Current Leasing Status
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.8%	Holdover	National Park Service is in holdover status. The Company is in discussions with the National Park Service for a lease renewal.
United States of America (Defense Intelligence Agency)	3100 Clarendon Boulevard	Arlington, VA	221,084	1.7%	Q4 2013
In December 2012, the Defense Intelligence Agency exercised a termination option pursuant to its lease. The lease expired on December 31, 2013. The Company has undertaken a redevelopment of the property and is actively marketing the space for lease.

(1)	The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont focuses its marketing efforts on large corporate office space users. The average size of lease in the Company's portfolio is approximately 30,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
TMW Systems	Eastpoint I	Mayfield Heights, OH	57,911	Vacant	Q1 2014	New
Union Bank	800 North Brand Boulevard	Glendale, CA	51,706	Vacant	Q1 2014	New
Integrys Business Support	Aon Center	Chicago, IL	167,321	Vacant	Q2 2014	New
Piper Jaffray & Co.	US Bancorp Center	Minneapolis, MN	123,882	Not Vacant	Q2 2014	New
Epsilon Data Management	6021 Connection Drive	Irving, TX	221,898	Vacant (1)	Q3 2014	New
Catamaran	Windy Point II	Schaumburg, IL	50,686	Vacant	Q1 2015	New

Occupancy versus NOI Analysis

Piedmont has been in a period of high lease rollover since 2010. This rollover and the overall economic slowdown during this period have resulted in a decrease in leased percentage, some rental rate rolldowns, and an even larger decrease in economic leased percentage due to the rental abatement concessions provided under many of the new leases and lease renewals. In turn, these abatements and lower rental rates have resulted in a lower Same Store NOI than might otherwise be anticipated given the overall leased percentage and the historical relationship between leased percentage and Same Store NOI. As of December 31, 2013, our overall leased percentage was 87.2% and our economic leased percentage was 80.1%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant space which have not commenced (amounting to approximately 598,000 square feet of leases as of December 31, 2013, or 2.8% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.1 million square feet of leases as of December 31, 2013, or a 4.3% impact to leased percentage on an economic basis). Please see the chart below for a listing of major contributors to this factor.

As the executed but not commenced leases begin and the rental abatement periods expire, there will be greater Same Store NOI growth than might otherwise be expected based on changes in overall leased percentage alone during that time period.

Due to the current economic environment, many recently negotiated leases provide for rental abatement concessions to tenants. Those rental abatements typically occur at the beginning of each new lease's term. Since 2010, Piedmont has signed approximately 12.4 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's current cash net operating income and AFFO. Presented below is a schedule of leases greater than 50,000 square feet that are currently under some form of rent abatement.

Tenant	Property	Property Location	Square Feet Leased	Abatement Structure	Abatement Expiration
Guidance Software	1055 East Colorado Boulevard	Pasadena, CA	86,790	Base Rent	Q1 2014
GE Capital	500 West Monroe Street	Chicago, IL	291,935	Gross Rent	Q2 2014
General Electric Company	500 West Monroe Street	Chicago, IL	53,972	Gross Rent	Q2 2014
GE Capital	500 West Monroe Street	Chicago, IL	52,845	Gross Rent	Q4 2014
DDB Needham Chicago	Aon Center	Chicago, IL	187,000	$4.00 PSF off of Base Rent	Q2 2015

(1)	Nokia's lease for the space terminated on December 31, 2013. The space will be vacant until the beginning of the third quarter of 2014.

Financing and Capital Activity

As of December 31, 2013, our ratio of debt to total gross assets was 35.0%. This debt ratio is based on total principal amount outstanding for our various loans at December 31, 2013.
On October 30, 2013, the Board of Directors of Piedmont declared dividends for the fourth quarter of 2013 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on November 29, 2013. The dividends were paid on December 20, 2013. The Company's dividend payout percentage for the twelve months ended December 31, 2013 was 54.9% of Core FFO and 112.9% of AFFO.

Dispositions
On November 1, 2013, Piedmont sold 350 Spectrum Loop, a 156,000 square foot, 100% leased property located in Colorado Springs, CO, for $30.1 million, or $193 per square foot. The sale allowed Piedmont to exit a non-strategic property and the last wholly-owned property in a non-core office market, furthering one of the Company's strategic objectives of narrowing the markets within which it operates. Piedmont recorded an $8.0 million gain on the sale of the asset. The operating income for the asset is presented in discontinued operations.

On December 30, 2013, Piedmont completed the sale of 8700 South Price Road, a 132,000 square foot, 100% leased office building located in Tempe, AZ. The property, which was sold for $21.5 million, or $163 per square foot, is located on a ground lease in the Arizona State University Research Park. The sale allowed Piedmont to exit a non-strategic, ground-leased property in a non-core office market and redeploy the proceeds into one of the Company's identified operating markets. Piedmont recorded a gain on the sale of the building of approximately $7.1 million. The operating income for the asset is presented in discontinued operations.

Acquisitions
During the quarter, Piedmont completed the acquisitions of three properties in the Dallas, TX market. The properties acquired were:

•	6565 North MacArthur Boulevard, located in the Las Colinas submarket of Irving, TX, comprised of 260,000 square feet and 93.5% leased for $46.6 million, or $179 per square foot;

•	161 Corporate Center, located in the Las Colinas submarket of Irving, TX, comprised of 105,000 square feet and 90.5% leased for $16.0 million, or $153 per square foot; and

•	One Lincoln Park, located in the Preston Center submarket of Dallas, TX, comprised of 262,000 square feet and 79.0% leased for $56.7 million, or $216 per square foot.
The acquisitions were completed in furtherance of the Company's strategy of building ownership concentration in select submarkets located within the Company's identified operating markets as well as in reaction to favorable asset valuations relative to observed changes in market leasing fundamentals. The market is recording strong job growth, which is driving demand for office space, resulting in higher rental rates; however, we believe the current pricing of assets does not yet fully reflect this leasing momentum. Piedmont now owns a total of ten properties, comprised of 1.9 million square feet and with a combined leased percentage of 95.0%, in the Dallas market. The Dallas market now contributes 7.3% of the Company's total ALR and ranks as the Company's fourth largest market based on square footage. Piedmont also owns two development parcels in the Las Colinas submarket near the intersection of Highways 114 and 161.

Development
Immediately following the end of the fourth quarter of 2013, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 250,000 square foot office building located in Arlington, VA. The property, which is located directly above the Clarendon Metro Station and affords tenants direct building entry from the station, has been leased to the U.S. Government (Defense Intelligence Agency) for the previous 15+ years. The expiration of the U.S. Government's lease has afforded Piedmont the opportunity to upgrade and reposition the property in order to attract more corporate tenants and to capture the incremental value potential for the location - attributable primarily to the depth of nearby amenities desirable to tenants, including housing, retail, and transportation. The Company anticipates that the redevelopment will take the entirety of the 2014 calendar year to complete; during this time, the building will be taken out of service and will not be included in Piedmont's operating portfolio. It is anticipated that the costs to redevelop the building will be approximately $25 million to $30 million.

During the fourth quarter of 2013, Piedmont announced the development of Enclave Place, a 302,000 square foot office building located in Houston, TX. The 11-story building will be constructed on Piedmont's 4.7 acre development site adjacent to its 1430 Enclave Parkway property and located within a deed-restricted and architecturally-controlled office park in Houston's Energy Corridor. Physical construction is anticipated to commence during the latter part of the first quarter of 2014 with a targeted completion during the second quarter of 2015. The incremental development costs are anticipated to be approximately $80 million to $85 million. The development of Enclave Place follows Piedmont's recent success in buying the near-vacant 1200 Enclave Parkway for approximately $124 per square foot, leasing it to stabilization, and then selling it for approximately $326 per square foot two years after acquisition.

Stock Repurchase Program
During the fourth quarter of 2013, the Company repurchased approximately 3.8 million shares of common stock under its share repurchase program at an average price of $16.49 per share. Since the stock repurchase program began in December 2011, the Company has repurchased a total of 15.7 million shares at an average price of just under $17.00 per share, or approximately $266.9 million in aggregate (before consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $90 million under the stock repurchase plan.

Finance
In 2014, three of the Company's secured debt instruments totaling $575 million will mature. During the fourth quarter of 2012, considering the historically low interest rate environment and its plans to issue unsecured bonds to replace maturing debt, Piedmont entered into a forward starting swap hedging program to partially protect the Company against rising interest rates and to lock a portion of the interest rate of the future bond issuance. Specifically, under this hedging program and through the hedge instruments, the Company will be effectively locking the treasury component of the all-in interest rate for a potential future ten-year tenored unsecured bond offering. As of the end of the fourth quarter of 2013, the Company had entered into four forward starting swaps with a blended rate of 2.19% and a notional amount of $280 million. At current swap spread levels, the Company effectively locked the treasury component for a possible 2014 bond issuance at approximately 2.05%. The Company may enter into additional forward starting swaps in advance of $575 million of secured debt maturing in early 2014.

On December 18, 2013, Piedmont closed on a new $300 million, five-year unsecured term loan with a delayed draw feature. The loan has a maturity date of January 31, 2019 and a stated variable interest rate. Piedmont may select from multiple interest rate options under this facility, including the prime rate and various length LIBOR locks. The selected rate is subject to an additional spread over the selected rate based on Piedmont’s then current credit rating. As of December 31, 2013, the interest rate for LIBOR based loans was LIBOR + 120 basis points. As of the date of closing, no loan funds were drawn. Piedmont intends to use the majority of the proceeds to pay off two maturing loans totaling $225 million which open for prepayment at the end of January 2014, and the balance of the proceeds will be used to reduce the amount outstanding under the Company's line of credit. Funds from the new term loan will be available for Piedmont to draw through July 31, 2014.

Subsequent Events

On January 31, 2014, Piedmont entered into a binding contract to sell 11107 Sunset Hills Road and 11109 Sunset Hills Road, both of which are located in Reston, VA. The properties are comprised of 101,000 and 41,000 square feet, respectively, and were built in 1985 and 1984, respectively. The sale of the buildings will allow the Company to divest dated, non-core properties, consistent with its long-term strategic objectives for location and building quality.

On January 30, 2014, Piedmont drew the entire $300 million available under the term loan that closed in the fourth quarter of 2013. The proceeds were used to repay two maturing loans totaling $225 million which were secured by Aon Center; the remainder of the proceeds were used to reduce the balance outstanding under the Company's revolving line of credit.

Subsequent to the end of the fourth quarter of 2013, Piedmont entered into four five-year interest rate swaps in order to fix the interest rate for a portion of the new $300 million term loan. The swaps have a combined notional amount of $200 million and a blended rate of 1.59%, resulting in an effective fixed rate of 2.79% after the spread for the term loan is added.

Subsequent to the end of the fourth quarter of 2013, Piedmont entered into a forward starting ten-year interest rate swap at a rate of 2.78% and a notional amount of $70 million in anticipation of a possible ten-year tenored unsecured bond offering. When combined with four additional similar interest rate swaps described above, Piedmont has a total of $350 million in notional amount of forward starting ten-year interest rate swaps at a blended rate of 2.305%. At current swap spread levels, the Company has effectively locked the treasury component for a possible 2014 bond issuance at approximately 2.165%.

On February 5, 2014, the Board of Directors of Piedmont declared dividends for the first quarter of 2014 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on February 28, 2014. The dividends are to be paid on March 21, 2014.

Guidance for 2014

The following financial guidance for calendar year 2014 is based upon management's expectations at this time.

	Low	High
Core Funds from Operations	$223 million	$240 million
Core Funds from Operations per diluted share	$1.40	$1.50

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 40 and reconciliations are provided beginning on page 42.

	Three Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Selected Operating Data
Percent leased (1)	87.2%	86.7%	86.4%	86.0%	87.5%
Percent leased - stabilized portfolio (1) (2)	89.7%	89.5%	89.3%	88.9%	90.5%
Rental income	$115,189	$116,342	$109,033	$107,123	$105,260
Total revenues	$142,868	$144,631	$133,713	$133,293	$132,379
Total operating expenses	$108,887	$109,068	$100,850	$95,512	$98,533
Real estate operating income	$33,981	$35,563	$32,863	$37,781	$33,846
Core EBITDA	$79,627	$80,556	$76,256	$78,039	$76,472
Core FFO	$59,866	$61,124	$57,919	$61,564	$60,068
Core FFO per share - diluted	$0.37	$0.37	$0.35	$0.37	$0.36
AFFO	$12,735	$34,029	$33,621	$36,589	$31,275
AFFO per share - diluted	$0.08	$0.21	$0.20	$0.22	$0.19
Gross dividends	$32,158	$32,880	$33,540	$33,511	$33,549
Dividends per share	$0.200	$0.200	$0.200	$0.200	$0.200
Selected Balance Sheet Data
Total real estate assets	$3,951,983	$3,872,952	$3,821,727	$3,850,989	$3,612,732
Total gross real estate assets	$5,003,737	$4,905,913	$4,823,983	$4,822,454	$4,564,629
Total assets	$4,666,088	$4,576,553	$4,523,302	$4,538,661	$4,254,875
Net debt (3)	$1,996,158	$1,808,168	$1,699,633	$1,681,267	$1,403,234
Total liabilities	$2,204,929	$2,055,870	$1,893,342	$1,916,041	$1,614,380
Ratios
Core EBITDA margin (4)	55.5%	55.3%	56.4%	57.6%	56.2%
Fixed charge coverage ratio (5)	4.1 x	4.2 x	4.2 x	4.8 x	4.7 x
Net debt to Core EBITDA (6)	6.1 x	5.6 x	5.6 x	5.2 x	4.6 x

(1)	Please refer to page 26 for additional leased percentage information.
(2)	Please refer to page 38 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.
(3)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt over the last year is primarily attributable to two property acquisitions completed during the first quarter of 2013 and three property acquisitions completed during the fourth quarter of 2013, as well as capital expenditures and stock repurchases, all of which were largely funded with debt.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no principal amortization or preferred dividends during any of the periods presented; the Company had capitalized interest of $31,486 for the quarter ended December 31, 2013. The fixed charge coverage ratios for the second, third and fourth quarters of 2013 are lower than our historical performance on this measure primarily as a result of increased interest expense related to five property acquisitions completed during 2013 as well as capital expenditures and stock repurchases, all of which were largely funded with debt.

(6)
Core EBITDA is annualized for the purposes of this calculation. The net debt to Core EBITDA ratios for the second, third and fourth quarters of 2013 are higher than our historical performance on this measure primarily as a result of increased net debt attributable to five property acquisitions completed during 2013, as well as capital expenditures and stock repurchases, all of which were largely funded with debt. During the first quarter and the fourth quarter of 2013, we acquired new properties in the last month of the quarter; the borrowings to complete the acquisitions are reflected in the numerator and full quarter contributions to Core EBITDA by the properties acquired have been included on a pro forma basis in the denominator as if the properties had been owned as of the beginning of the quarter. If the actual, partial-quarter Core EBITDA contributions by the properties acquired were to be reflected, the net debt to Core EBITDA ratios would be 5.4 x and 6.3 x, respectively.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Assets:
Real estate, at cost:
Land assets	$688,761	$677,467	$666,469	$669,939	$629,536
Buildings and improvements	4,144,509	4,028,454	4,001,821	3,984,585	3,792,035
Buildings and improvements, accumulated depreciation	(979,934)	(962,217)	(933,167)	(904,132)	(883,957)
Intangible lease asset	146,197	137,614	135,748	138,085	122,685
Intangible lease asset, accumulated amortization	(71,820)	(70,744)	(69,089)	(67,333)	(67,940)
Construction in progress	24,270	62,378	19,945	29,845	20,373
Total real estate assets	3,951,983	3,872,952	3,821,727	3,850,989	3,612,732
Investment in unconsolidated joint ventures	14,122	18,668	37,631	37,835	37,226
Cash and cash equivalents	6,973	15,972	10,500	17,575	12,957
Tenant receivables, net of allowance for doubtful accounts	31,145	31,006	28,618	29,237	25,038
Straight line rent receivable	139,406	136,505	130,591	127,130	122,299
Due from unconsolidated joint ventures	266	—	472	458	463
Escrow deposits and restricted cash	394	385	392	683	334
Prepaid expenses and other assets	24,771	28,725	26,341	21,436	21,283
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	24,176	19,192	19,600	1,712	1,075
Deferred financing costs, less accumulated amortization	8,759	7,990	8,624	5,908	6,454
Deferred lease costs, less accumulated amortization	283,996	265,061	258,709	265,601	234,917
Total assets	$4,666,088	$4,576,553	$4,523,302	$4,538,661	$4,254,875
Liabilities:
Unsecured debt	$1,014,680	$835,650	$721,621	$712,000	$429,000
Secured debt	987,525	987,525	987,525	987,525	987,525
Accounts payable, accrued expenses, and accrued capital expenditures	128,818	159,675	118,076	139,273	127,263
Deferred income	22,267	26,575	18,693	23,585	21,552
Intangible lease liabilities, less accumulated amortization	47,113	41,435	43,410	45,215	40,805
Interest rate swaps	4,526	5,010	4,017	8,443	8,235
Total liabilities	2,204,929	2,055,870	1,893,342	1,916,041	1,614,380
Stockholders' equity:
Common stock	1,575	1,613	1,667	1,676	1,676
Additional paid in capital	3,668,906	3,668,424	3,667,973	3,667,614	3,667,051
Cumulative distributions in excess of earnings	(1,231,209)	(1,165,794)	(1,057,534)	(1,041,552)	(1,022,681)
Other comprehensive loss	20,278	14,827	16,245	(6,731)	(7,160)
Piedmont stockholders' equity	2,459,550	2,519,070	2,628,351	2,621,007	2,638,886
Non-controlling interest	1,609	1,613	1,609	1,613	1,609
Total stockholders' equity	2,461,159	2,520,683	2,629,960	2,622,620	2,640,495
Total liabilities, redeemable common stock and stockholders' equity	$4,666,088	$4,576,553	$4,523,302	$4,538,661	$4,254,875
Common stock outstanding at end of period	157,461	161,271	166,681	167,555	167,556

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Revenues:
Rental income	$115,189	$116,342	$109,033	$107,123	$105,260
Tenant reimbursements	27,462	27,399	24,167	25,539	26,520
Property management fee revenue	217	890	513	631	599
	142,868	144,631	133,713	133,293	132,379
Expenses:
Property operating costs	58,866	58,667	52,753	52,693	54,020
Depreciation	32,117	30,704	30,543	29,198	28,882
Amortization	11,457	13,856	11,266	9,072	10,495
Impairment losses on real estate assets	1,242	—	—	—	—
General and administrative	5,205	5,841	6,288	4,549	5,136
	108,887	109,068	100,850	95,512	98,533
Real estate operating income	33,981	35,563	32,863	37,781	33,846
Other income / (expense):
Interest expense	(19,651)	(19,331)	(18,228)	(16,373)	(16,296)
Interest income and other income / (expense)	(392)	(611)	(72)	(1,277)	68
Litigation settlement recovery / (expense) (1)	—	—	1,250	—	—
Net casualty recoveries / (loss) (2)	4,500	3,919	2,303	(161)	(5,170)
Equity in income of unconsolidated joint ventures (3)	(4,280)	46	163	395	185
Gain / (loss) on consolidation	—	(898)	—	—	—
	(19,823)	(16,875)	(14,584)	(17,416)	(21,213)
Income from continuing operations	14,158	18,688	18,279	20,365	12,633
Discontinued operations:
Operating income, excluding impairment loss	434	412	825	692	1,815
Impairment loss	—	—	—	(6,402)	—
Gain / (loss) on sale of properties	15,034	—	16,258	—	(6)
Income / (loss) from discontinued operations (4)	15,468	412	17,083	(5,710)	1,809
Net income	29,626	19,100	35,362	14,655	14,442
Less: Net income attributable to noncontrolling interest	(3)	(4)	(4)	(4)	(4)
Net income attributable to Piedmont	$29,623	$19,096	$35,358	$14,651	$14,438
Weighted average common shares outstanding - diluted	160,450	164,796	167,714	167,810	167,951
Net income per share available to common stockholders - diluted	$0.18	$0.12	$0.21	$0.09	$0.09

(1)	Costs incurred to settle two class action lawsuits filed in 2007 net of insurance recoveries received. The settlements were granted final approval by the court in April 2013.
(2)	Expenses related to damage caused by Hurricane Sandy net of insurance recoveries received.
(3)
During the fourth quarter of 2013, Piedmont recorded an impairment charge of $4.4 million related to its equity ownership interest in Two Park Center in Hoffman Estates, IL. Please refer to page 39 for additional information about Piedmont's unconsolidated joint venture interests.

(4)
Reflects operating results for 1111 Durham Avenue in South Plainfield, NJ, which was sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, which was sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, which was sold on November 1, 2013; and 8700 South Price Road in Tempe, AZ, which was sold on December 30, 2013.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2013	12/31/2012	Change ($)	Change (%)	12/31/2013	12/31/2012	Change ($)	Change (%)
Revenues:
Rental income	$115,189	$105,260	$9,929	9.4%	$447,687	$415,972	$31,715	7.6%
Tenant reimbursements	27,462	26,520	942	3.6%	104,567	106,754	(2,187)	(2.0)%
Property management fee revenue	217	599	(382)	(63.8)%	2,251	2,318	(67)	(2.9)%
	142,868	132,379	10,489	7.9%	554,505	525,044	29,461	5.6%
Expenses:
Property operating costs	58,866	54,020	(4,846)	(9.0)%	222,979	208,280	(14,699)	(7.1)%
Depreciation	32,117	28,882	(3,235)	(11.2)%	122,562	110,359	(12,203)	(11.1)%
Amortization	11,457	10,495	(962)	(9.2)%	45,651	49,562	3,911	7.9%
Impairment losses on real estate assets	1,242	—	(1,242)	—%	1,242	—	(1,242)	—%
General and administrative	5,205	5,136	(69)	(1.3)%	21,883	20,765	(1,118)	(5.4)%
	108,887	98,533	(10,354)	(10.5)%	414,317	388,966	(25,351)	(6.5)%
Real estate operating income	33,981	33,846	135	0.4%	140,188	136,078	4,110	3.0%
Other income / (expense):
Interest expense	(19,651)	(16,296)	(3,355)	(20.6)%	(73,583)	(65,023)	(8,560)	(13.2)%
Interest income and other income / (expense)	(392)	68	(460)	(676.5)%	(2,352)	833	(3,185)	(382.4)%
Litigation settlement recovery / (expense) (1)	—	—	—	—%	1,250	(7,500)	8,750	116.7%
Net casualty recoveries / (loss) (2)	4,500	(5,170)	9,670	187.0%	10,561	(5,170)	15,731	304.3%
Equity in income of unconsolidated joint ventures (3)	(4,280)	185	(4,465)	(2,413.5)%	(3,676)	923	(4,599)	(498.3)%
Gain / (loss) on consolidation	—	—	—	—%	(898)	—	(898)	—%
	(19,823)	(21,213)	1,390	6.6%	(68,698)	(75,937)	7,239	9.5%
Income from continuing operations	14,158	12,633	1,525	12.1%	71,490	60,141	11,349	18.9%
Discontinued operations:
Operating income, excluding impairment loss	434	1,815	(1,381)	(76.1)%	2,363	5,501	(3,138)	(57.0)%
Impairment loss	—	—	—	—%	(6,402)	—	(6,402)	—%
Gain / (loss) on sale of properties	15,034	(6)	15,040	250,666.7%	31,292	27,577	3,715	13.5%
Income / (loss) from discontinued operations (4)	15,468	1,809	13,659	755.1%	27,253	33,078	(5,825)	(17.6)%
Net income	29,626	14,442	15,184	105.1%	98,743	93,219	5,524	5.9%
Less: Net income attributable to noncontrolling interest	(3)	(4)	1	25.0%	(15)	(15)	—	—%
Net income attributable to Piedmont	$29,623	$14,438	$15,185	105.2%	$98,728	$93,204	$5,524	5.9%
Weighted average common shares outstanding - diluted	160,450	167,951			165,137	170,441
Net income per share available to common stockholders - diluted	$0.18	$0.09			$0.60	$0.55

(1)	Costs incurred to settle two class action lawsuits filed in 2007 net of insurance recoveries received. The settlements were granted final approval by the court in April 2013.
(2)	Expenses related to damage caused by Hurricane Sandy net of insurance recoveries received.
(3)
During the fourth quarter of 2013, Piedmont recorded an impairment charge of $4.4 million related to its equity ownership interest in Two Park Center in Hoffman Estates, IL. Please refer to page 39 for additional information about Piedmont's unconsolidated joint venture interests.

(4)
Reflects operating results for Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, which were all sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, which were sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, which was sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, which was sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, which was sold on November 1, 2013; and 8700 South Price Road in Tempe, AZ, which was sold on December 30, 2013.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2013	12/31/2012	12/31/2013	12/31/2012

Net income attributable to Piedmont	$29,623	$14,438	$98,728	$93,204
Depreciation (1) (2)	32,233	29,735	124,138	114,340
Amortization (1)	11,511	10,666	46,020	50,410
Impairment loss (1)	5,644	—	12,046	—
Loss / (gain) on sale of properties (1)	(15,034)	6	(31,292)	(27,577)
Loss / (gain) on consolidation	—	—	898	—
Funds from operations	63,977	54,845	250,538	230,377
Adjustments:
Acquisition costs	389	53	1,763	141
Litigation settlement expense / (recovery)	—	—	(1,250)	7,500
Net casualty loss / (recoveries) (1)	(4,500)	5,170	(10,578)	5,170
Core funds from operations	59,866	60,068	240,473	243,188
Adjustments:
Deferred financing cost amortization	676	592	2,587	2,648
Amortization of discount on senior notes and swap settlements	13	—	33	—
Depreciation of non real estate assets	106	104	406	502
Straight-line effects of lease revenue (1)	(3,442)	(5,917)	(18,097)	(17,153)
Stock-based and other non-cash compensation expense	101	754	1,590	2,246
Amortization of lease-related intangibles (1)	(1,211)	(1,046)	(5,278)	(5,678)
Acquisition costs	(389)	(53)	(1,763)	(141)
Non-incremental capital expenditures (3)	(42,985)	(23,227)	(102,977)	(87,657)
Adjusted funds from operations	$12,735	$31,275	$116,974	$137,955

Weighted average common shares outstanding - diluted	160,450	167,951	165,137	170,441

Funds from operations per share (diluted)	$0.40	$0.33	$1.52	$1.35
Core funds from operations per share (diluted)	$0.37	$0.36	$1.46	$1.43
Adjusted funds from operations per share (diluted)	$0.08	$0.19	$0.71	$0.81

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 40.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2013	12/31/2012	12/31/2013		12/31/2012
Net income attributable to Piedmont	$29,623	$14,438	$98,728		$93,204
Net income attributable to noncontrolling interest	3	4	15		15
Interest expense (1)	19,651	16,296	73,583		65,023
Depreciation (1)	32,340	29,839	124,545		114,843
Amortization (1)	11,511	10,666	46,020		50,410
Acquisition costs	389	53	1,763		141
Impairment loss (1)	5,644	—	12,046		—
Litigation settlement expense / (recovery)	—	—	(1,250)		7,500
Net casualty loss / (recoveries) (1)	(4,500)	5,170	(10,578)		5,170
Loss / (gain) on sale of properties (1)	(15,034)	6	(31,292)		(27,577)
Loss / (gain) on consolidation	—	—	898		—
Core EBITDA	79,627	76,472	314,478		308,729
General & administrative expenses (1)	5,076	5,179	22,016		20,939
Management fee revenue	(217)	(599)	(2,251)		(2,318)
Interest and other income (1)	3	(121)	563		(995)
Straight-line effects of lease revenue (1)	(3,442)	(5,917)	(18,097)		(17,153)
Amortization of lease-related intangibles (1)	(1,211)	(1,046)	(5,278)		(5,678)
Property net operating income - cash basis	79,836	73,968	311,431		303,524
Net operating income from:
Acquisitions (2)	(4,309)	16	(14,982)		24
Dispositions (3)	(503)	(996)	(2,670)		(6,526)
Unconsolidated joint ventures	(175)	(576)	(1,892)		(2,499)
Same store net operating income - cash basis	$74,849	$72,412	$291,887		$294,523
Change period over period	3.4%	N/A	(0.9)%	(4)	N/A

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Twelve Months Ended
	12/31/2013		12/31/2012		12/31/2013		12/31/2012
	$	%	$	%	$	%	$	%
Washington, D.C. (5)	$15,009	20.1	$19,542	27.0	$64,981	22.3	$76,830	26.1
New York (6)	12,101	16.2	10,886	15.0	48,038	16.5	44,744	15.2
Chicago (7) (8)	10,309	13.8	9,860	13.6	37,650	12.9	46,354	15.7
Minneapolis	5,370	7.2	5,336	7.4	21,791	7.5	21,046	7.1
Boston (9)	6,614	8.8	3,975	5.5	20,456	7.0	14,686	5.0
Dallas (10)	4,901	6.5	3,934	5.4	19,410	6.6	16,328	5.5
Los Angeles (11)	2,801	3.7	3,789	5.2	12,573	4.3	14,023	4.8
Other (12)	17,744	23.7	15,090	20.9	66,988	22.9	60,512	20.6
Total	$74,849	100.0	$72,412	100.0	$291,887	100.0	$294,523	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)
Acquisitions consist of Gavitello Land in Atlanta, GA, purchased on June 28, 2012; Glenridge Highlands III Land in Atlanta, GA, purchased on October 15, 2012; Arlington Gateway in Arlington, VA, purchased on March 4, 2013; 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013; Royal Lane Land in Irving, TX, purchased on August 1, 2013; 5301 Maryland Way in Brentwood, TN, 4685 Investment Drive in Troy, MI, and 2020 West 89th Street in Leawood, KS, the remaining equity interests in which were purchased on August 12, 2013; 6565 North MacArthur Boulevard in Irving, TX, purchased on December 5, 2013; One Lincoln Park in Dallas, TX, purchased on December 20, 2013; and 161 Corporate Center in Irving, TX, purchased on December 30, 2013.

(3)
Dispositions consist of Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, sold on November 1, 2013; and 8700 South Price Road in Tempe, AZ, sold on December 30, 2013.

(4)
The primary reason for the negative Same Store Net Operating Income performance for the twelve months ended December 31, 2013 was the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C. on March 1, 2013. Had this event not occurred, the growth in Same Store Net Operating Income for the twelve months ended December 31, 2013 would have been 3.9%.

(5)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily attributable to the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C., offset partially by increased rental revenue as a result of the expirations of the rental abatement periods for several leases at Piedmont Pointe I & II in Bethesda, MD.

(6)
The increase in New York Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily related to the end of the abatement periods and the commencement of rental payments under several new leases at 200 & 400 Bridgewater Crossing in Bridgewater, NJ. The increase in New York Same Store Net Operating Income for the twelve months ended December 31, 2013 was also related to increased rental revenue at 60 Broad Street in New York, NY.

(7)
The decrease in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2013 as compared to the same period in 2012 was primarily related to gross rental abatements associated with several new leases, most notably that of GE Capital at 500 West Monroe Street in Chicago, IL, and Catamaran at Windy Point II in Schaumburg, IL.

(8)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with gross rent abatements and a number of leases yet to commence for currently vacant spaces (the projected gross rent for which is included in our ALR calculation). As the gross rent abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(9)
The increase in Boston Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily related to the expiration of the rental abatement period for the State Street Bank lease at 1200 Crown Colony Drive in Quincy, MA.

(10)
The increase in Dallas Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily related to fee income collected for restructuring the lease with Nokia at 6021 Connection Drive in Irving, TX. As previously disclosed, Nokia was allowed to relocate and downsize to an adjacent Piedmont property to accommodate a full-building lease to Epsilon Data Management; please see additional details in the Financial Highlights section.

(11)
The decrease in Los Angeles Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily related to the abatement of rent under a new lease at 1901 Main Street in Irvine, CA, as well as the abatement of rent under a new lease at 1055 East Colorado Boulevard in Pasadena, CA. The decrease in Same Store Net Operating Income for the three months ended December 31, 2013 as compared to the same period in 2012 was also related to a one-time increase in repairs and maintenance expenses at 800 North Brand Boulevard in Glendale, CA.

(12)
The increase in Other Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily related to the expiration of the rental abatement period associated with the new lease with US Foods at River Corporate Center in Tempe, AZ, and increased rental income under the restructured Independence Blue Cross lease at 1901 Market Street in Philadelphia, PA. The increase in Other Same Store Net Operating Income for the twelve months ended December 31, 2013 as compared to the same period in 2012 was also related to the expirations of rental abatement periods associated with new leases with Grand Canyon Education at Desert Canyon 300 in Phoenix, AZ and Chrysler Group, LLC at 1075 West Entrance Drive in Auburn Hills, MI.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2013	12/31/2012	12/31/2013		12/31/2012
Net income attributable to Piedmont	$29,623	$14,438	$98,728		$93,204
Net income attributable to noncontrolling interest	3	4	15		15
Interest expense (1)	19,651	16,296	73,583		65,023
Depreciation (1)	32,340	29,839	124,545		114,843
Amortization (1)	11,511	10,666	46,020		50,410
Acquisition costs	389	53	1,763		141
Impairment loss (1)	5,644	—	12,046		—
Litigation settlement expense / (recovery)	—	—	(1,250)		7,500
Net casualty loss / (recoveries) (1)	(4,500)	5,170	(10,578)		5,170
Loss / (gain) on sale of properties (1)	(15,034)	6	(31,292)		(27,577)
Loss / (gain) on consolidation	—	—	898		—
Core EBITDA	79,627	76,472	314,478		308,729
General & administrative expenses (1)	5,076	5,179	22,016		20,939
Management fee revenue	(217)	(599)	(2,251)		(2,318)
Interest and other income (1)	3	(121)	563		(995)
Property net operating income - accrual basis	84,489	80,931	334,806		326,355
Net operating income from:
Acquisitions (2)	(4,970)	17	(16,975)		24
Dispositions (3)	(526)	(2,596)	(3,491)		(9,360)
Unconsolidated joint ventures	(178)	(554)	(1,996)		(2,381)
Same store net operating income - accrual basis	$78,815	$77,798	$312,344		$314,638
Change period over period	1.3%	N/A	(0.7)%	(4)	N/A

Same Store Net Operating Income
Top Seven Markets	Three Months Ended				Twelve Months Ended
	12/31/2013		12/31/2012		12/31/2013		12/31/2012
	$	%	$	%	$	%	$	%
Washington, D.C. (5)	$14,713	18.7	$19,866	25.5	$64,906	20.8	$80,652	25.6
New York (6)	12,508	15.9	11,231	14.4	51,062	16.3	46,888	14.9
Chicago (7) (8)	12,568	15.9	11,543	14.8	49,588	16.0	47,656	15.2
Minneapolis (9)	5,791	7.3	5,683	7.3	23,243	7.4	22,210	7.1
Boston	4,901	6.2	4,728	6.1	19,691	6.3	19,533	6.2
Dallas (10)	6,342	8.1	4,023	5.2	19,981	6.4	15,684	5.0
Los Angeles	3,137	4.0	3,415	4.4	12,821	4.1	13,294	4.2
Other (11)	18,855	23.9	17,309	22.3	71,052	22.7	68,721	21.8
Total	$78,815	100.0	$77,798	100.0	$312,344	100.0	$314,638	100.0

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)
Acquisitions consist of Gavitello Land in Atlanta, GA, purchased on June 28, 2012; Glenridge Highlands III Land in Atlanta, GA, purchased on October 15, 2012; Arlington Gateway in Arlington, VA, purchased on March 4, 2013; 5 & 15 Wayside Road in Burlington, MA, purchased on March 22, 2013; Royal Lane Land in Irving, TX, purchased on August 1, 2013; 5301 Maryland Way in Brentwood, TN, 4685 Investment Drive in Troy, MI, and 2020 West 89th Street in Leawood, KS, the remaining equity interests in which were purchased on August 12, 2013; 6565 North MacArthur Boulevard in Irving, TX, purchased on December 5, 2013; One Lincoln Park in Dallas, TX, purchased on December 20, 2013; and 161 Corporate Center in Irving, TX, purchased on December 30, 2013.

(3)
Dispositions consist of Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012; 1111 Durham Avenue in South Plainfield, NJ, sold on March 28, 2013; 1200 Enclave Parkway in Houston, TX, sold on May 1, 2013; 350 Spectrum Loop in Colorado Springs, CO, sold on November 1, 2013; and 8700 South Price Road in Tempe, AZ, sold on December 30, 2013.

(4)
The primary reason for the negative Same Store Net Operating Income performance for the twelve months ended December 31, 2013 was the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C. on March 1, 2013. Had this event not occurred, the growth in Same Store Net Operating Income for the twelve months ended December 31, 2013 would have been 3.8%.

(5)
The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily attributable to the expiration of the Office of the Comptroller of the Currency lease at One Independence Square in Washington, D.C.

(6)
The increase in New York Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily related to the commencement of several new leases at 200 Bridgewater Crossing in Bridgewater, NJ.

(7)
The increase in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2013 as compared to the same period in 2012 was primarily related to the recognition in 2013 of an entire year of revenue associated with the KPMG and United Healthcare leases at Aon Center in Chicago, IL as opposed to the recognition of income from those leases for only portions of the year in 2012; both leases commenced in 2012. The increase in Chicago Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was also related to the expirations of operating expense recovery abatement periods for KPMG and United Healthcare at Aon Center in Chicago, IL.

(8)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with operating expense recovery abatements (which abatements are not included in straight line rent adjustments) and a number of leases yet to commence for currently vacant spaces (the projected gross rent for which is included in our ALR calculation). As operating expense recovery abatements burn off and as executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(9)
The increase in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2013 as compared to the same period in 2012 was primarily related to the early renewal of the US Bancorp lease as well as the expirations of operating expense recovery abatement periods associated with several new leases at US Bancorp Center in Minneapolis, MN.

(10)
The increase in Dallas Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily related to fee income collected for restructuring the lease with Nokia at 6021 Connection Drive in Irving, TX. As previously disclosed, Nokia was allowed to relocate and downsize to an adjacent Piedmont property to accommodate a full-building lease to Epsilon Data Management; please see additional details in the Financial Highlights section.

(11)
The increase in Other Same Store Net Operating Income for the three months and the twelve months ended December 31, 2013 as compared to the same periods in 2012 was primarily related to increased rental income under the restructured Independence Blue Cross lease at 1901 Market Street in Philadelphia, PA.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	December 31, 2013	December 31, 2012

Common stock price (1)	$16.52	$18.05
Total shares outstanding	157,461	167,556
Equity market capitalization (1)	$2,601,254	$3,024,386
Total debt - principal amount outstanding	$2,003,525	$1,416,525
Total market capitalization (1)	$4,604,779	$4,440,911
Total debt / Total market capitalization	43.5%	31.9%
Total gross real estate assets	$5,003,737	$4,564,629
Total debt / Total gross real estate assets (2)	40.0%	31.0%
Total debt / Total gross assets (3)	35.0%	27.2%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of December 31, 2013
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt

Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$366,000	(2)	1.35%	43.7 months

Fixed Rate	1,637,525		4.34%	40.1 months

Total	$2,003,525		3.79%	40.8 months

Unsecured & Secured Debt

Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate		Weighted Average Maturity

Unsecured	$1,016,000	2.45%	(3)	64.9 months

Secured	987,525	5.17%		15.9 months

Total	$2,003,525	3.79%		40.8 months

Debt Maturities

Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate	Percentage of Total

2014	$575,000	$—		4.89%	28.7%
2015	105,000	—		5.29%	5.2%
2016	167,525	300,000		3.71%	23.3%
2017	140,000	366,000	(4)	2.57%	25.3%
2018 +	—	350,000		3.40%	17.5%

Total	$987,525	$1,016,000		3.79%	100.0%

(1)	All of Piedmont's outstanding debt as of December 31, 2013 was interest-only debt.
(2)
Amount represents the outstanding balance as of December 31, 2013, on the $500 million unsecured revolving credit facility and the $300 million unsecured term loan that closed during Q4 2013. As of December 31, 2013, no funds had been drawn under the $300 million unsecured term loan that closed in late 2013. The $300 million unsecured term loan that funded in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company. This unsecured term loan, therefore, is reflected as fixed rate debt.

(3)
The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility, our $350 million unsecured senior notes and our unsecured term loans. As of December 31, 2013, no funds had been drawn under the $300 million unsecured term loan that closed in late 2013. As presented herein, the weighted average stated interest rate is calculated based upon the principal amounts outstanding; however, in our Form 10-K filing for December 31, 2013, the comparable metric is calculated based upon the principal amounts outstanding net of the unamortized original issue discount for our unsecured senior notes. The difference in calculation methodology will result in a different weighted average stated interest rate for unsecured debt between this document and our Form 10-K filing.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is August 19, 2016; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of August 21, 2017. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of August 2017.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility	Property	Rate (1)		Maturity	Principal Amount Outstanding as of December 31, 2013

Secured
$200.0 Million Fixed-Rate Loan	Aon Center	4.87%		5/1/2014	$200,000
$25.0 Million Fixed-Rate Loan	Aon Center	5.70%		5/1/2014	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%		6/7/2014	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%		5/11/2015	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
Subtotal / Weighted Average (4)		5.17%			$987,525

Unsecured
$500.0 Million Unsecured Facility (5)	N/A	1.35%	(6)	8/21/2017	$366,000
$350.0 Million Unsecured Senior Notes (7)	N/A	3.40%		6/1/2023	350,000
$300.0 Million Unsecured Term Loan	N/A	2.69%	(8)	11/22/2016	300,000
$300.0 Million Unsecured Term Loan (9)	N/A	1.37%		1/31/2019	0
Subtotal / Weighted Average (4)		2.45%			$1,016,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		3.79%			$2,003,525
GAAP Accounting Adjustments (10)					(1,320)
Total Debt - GAAP Amount Outstanding / Weighted Average Effective Rate (11)		3.79%			$2,002,205

(1)	All of Piedmont’s outstanding debt as of December 31, 2013, was interest-only debt.
(2)
The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(3)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(4)	Weighted average is based on the total balance outstanding and interest rate at December 31, 2013.
(5)
All of Piedmont’s outstanding debt as of December 31, 2013, was term debt with the exception of $366 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of August 19, 2016; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to August 21, 2017. The final extended maturity date is presented on this schedule.

(6)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of December 31, 2013. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.175% as of December 31, 2013) over the selected rate based on Piedmont’s current credit rating.

(7)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs.

(8)
The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

(9)
Piedmont closed on the $300 million unsecured term loan on December 18, 2013. As of December 31, 2013, no funds had been drawn under the facility. Funds from the term loan will be available for Piedmont to draw through July 31, 2014. The majority of the funds drawn under this facility are anticipated to be used to repay the loans maturing May 1, 2014 secured by Aon Center. Piedmont may select from multiple interest rate options under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.20% as of December 31, 2013) over the selected rate based on Piedmont’s current credit rating. Subsequent to December 31, 2013, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on $200 million of this loan at 2.79% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(10)
The GAAP accounting adjustments relate to the original issue discount for the $350 million unsecured senior notes. The discount will be amortized to interest expense over the contractual term of the debt.

(11)
Weighted average effective rate reflects the higher effective rate under the $350 million unsecured senior notes as a result of the issuance of the notes at a discount, partially offset by the benefit received from the settlements of the related forward starting interest rate swaps that were used to provide protection against movements in interest rates for a period of time prior to the issuance of the bonds.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of December 31, 2013
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.36
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.03
Maximum Secured Indebtedness Ratio	0.40	0.18
Minimum Unencumbered Leverage Ratio	1.60	3.18
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	8.13

Bond Covenant Compliance (4)	Required	Actual

Total Debt to Total Assets	60% or less	39.8%
Secured Debt to Total Assets	40% or less	19.5%
Ratio of Consolidated EBITDA to Interest Expense	1.50 or greater	4.41
Unencumbered Assets to Unsecured Debt	150% or greater	447%

	Three Months Ended	Twelve Months Ended	Year Ended
Other Debt Coverage Ratios	December 31, 2013	December 31, 2013	December 31, 2012

Net debt to core EBITDA	6.1 x	6.3 x	4.5 x
Fixed charge coverage ratio (5)	4.1 x	4.3 x	4.7 x
Interest coverage ratio (6)	4.1 x	4.3 x	4.7 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)	Please refer to the Indenture dated May 9, 2013, for additional information on the relevant calculations.
(5)
Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no principal amortization or preferred dividends during the periods ended December 31, 2013 and December 31, 2012. The Company had capitalized interest of $31,486 for the quarter and year ended December 31, 2013.

(6)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $31,486 for the quarter and year ended December 31, 2013.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of December 31, 2013
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	8		(4)	$54,401	9.5	1,234	6.6
US Bancorp	A+ / A1	3	2024 / 2014 / 2023	(5)	28,536	5.0	973	5.2
State of New York	AA / Aa2	1	2019		20,574	3.6	481	2.6
Independence Blue Cross	No rating available	1	2033		17,526	3.1	801	4.3
GE	AA+ / Aa3	2	2027		15,238	2.7	453	2.4
Aon	A- / Baa2	1	2028		13,384	2.4	460	2.5
Nestle	AA / Aa2	1	2021		11,939	2.1	401	2.1
Shaw	BBB+	1	2018		10,014	1.8	313	1.7
City of New York	AA / Aa2	1	2020		9,776	1.7	313	1.7
Nokia	B+ / B1	3	2013 / 2020 / 2021	(6)	9,008	1.6	353	1.9
Lockheed Martin	A- / Baa1	3	2014 / 2019 / 2020	(7)	9,008	1.6	283	1.5
KPMG	No rating available	2	2027		8,958	1.6	279	1.5
Gallagher	No rating available	1	2018		8,167	1.4	307	1.6
DDB Needham	BBB+ / Baa1	1	2018		7,629	1.3	213	1.1
Caterpillar Financial	A / A2	1	2022		7,461	1.3	312	1.7
Gemini	A / A2	1	2021		7,349	1.3	205	1.1
Harvard University	AAA / Aaa	2	2017		6,730	1.2	105	0.6
KeyBank	A- / A3	2	2016		6,421	1.1	210	1.1
Harcourt	BBB+	1	2016		6,406	1.1	195	1.0
Edelman	No rating available	1	2024		6,359	1.1	184	1.0
Raytheon	A- / A3	2	2019		6,290	1.1	440	2.3
Catamaran	BB+ / Ba2	1	2025		5,975	1.1	301	1.6
Jones Lang LaSalle	BBB- / Baa2	1	2017		5,936	1.0	165	0.9
First Data Corporation	B / Caa1	1	2020		5,894	1.0	195	1.0
Archon Group	A- / Baa1	2	2018		5,687	1.0	235	1.2
Integrys	A- / Baa1	2	2029		5,424	1.0	163	0.9
Other			Various		269,712	47.3	9,163	48.9
Total					$569,802	100.0	18,737	100.0

Tenant Diversification
December 31, 2013 as compared to December 31, 2012

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)	Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided.
(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2013 to 2027.
(5)
US Bank's lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $9.3 million of Annualized Lease Revenue, expires in 2023. Of the space leased at US Bancorp Center, US Bancorp renewed on 395,000 square feet, representing $11.1 million of Annualized Lease Revenue, through 2024 and Piper Jaffray, a current subtenant, leased 124,000 square feet, representing $3.7 million of Annualized Lease Revenue, through 2025. Approximately 120,000 square feet and $4.4 million of Annualized Lease Revenue will expire in 2014.

(6)
There are three leases with Nokia. Nokia's lease at: A) 6021 Connection Drive, representing $4.5 million of Annualized Lease Revenue and 196,000 square feet, expires in 2013, B) 5 & 15 Wayside Road, representing $3.8 million and 129,000 square feet, expires in 2020, and C) Las Colinas Corporate Center II, representing $0.6 million and 27,000 square feet, expires in 2021.

(7)
There are three leases with Lockheed Martin. Lockheed Martin's lease at: A) 9221 Corporate Boulevard, representing $3.4 million of Annualized Lease Revenue and 115,000 square feet, expires in 2019, B) 9211 Corporate Boulevard, representing $3.3 million of Annualized Lease Revenue and 115,000 square feet, expires in 2014, and C) 400 Virginia Avenue, representing $2.3 million of Annualized Lease Revenue and 52,000 square feet, expires in 2020.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of December 31, 2013

Tenant Credit Rating (1)

	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$60,941	10.7
AA / Aa	80,907	14.2
A / A	126,796	22.2
BBB / Baa	52,478	9.2
BB / Ba	26,709	4.7
B / B	31,890	5.6
Below	—	0.0
Not rated (2)	190,081	33.4
Total	$569,802	100.0

Lease Distribution

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	212	32.3	$20,894	3.7	192	1.0
2,501 - 10,000	191	29.1	32,802	5.7	1,038	5.5
10,001 - 20,000	84	12.8	34,906	6.1	1,207	6.5
20,001 - 40,000	69	10.5	61,404	10.8	1,967	10.5
40,001 - 100,000	48	7.3	82,459	14.5	2,791	14.9
Greater than 100,000	52	8.0	337,337	59.2	11,542	61.6
Total	656	100.0	$569,802	100.0	18,737	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

Impact of Strategic Transactions on Leased Percentage
The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”; and 3) provides a year-over-year comparison of leased percentage on the same subset of stabilized properties under the heading "Same Store Stabilized Analysis".

	Three Months Ended			Three Months Ended
	December 31, 2013			December 31, 2012
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of September 30, 20xx	18,308	21,106	86.7%	17,830	20,488	87.0%
New leases	1,617			664
Expired leases	(1,445)			(554)
Other	—	45		(5)	12
Subtotal	18,480	21,151	87.4%	17,935	20,500	87.5%
Acquisitions during period	545	627		—	—
Dispositions during period	(288)	(288)		—	—
As of December 31, 20xx (2) (3)	18,737	21,490	87.2%	17,935	20,500	87.5%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2013			December 31, 2012
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	17,935	20,500	87.5%	18,124	20,942	86.5%
New leases	4,143			2,454
Expired leases	(4,220)			(2,177)
Other	3	98		4	28
Subtotal	17,861	20,598	86.7%	18,405	20,970	87.8%
Acquisitions during period	1,459	1,567		—	—
Dispositions during period	(583)	(675)		(470)	(470)
As of December 31, 20xx (2) (3)	18,737	21,490	87.2%	17,935	20,500	87.5%

Stabilized Portfolio Analysis
Less value-add properties (4)	(922)	(1,637)	56.3%	(679)	(1,436)	47.3%
Stabilized Total (2) (3)	17,815	19,853	89.7%	17,256	19,064	90.5%

Same Store Analysis
Less acquisitions / dispositions after December 31, 2012 (4) (5)	(1,450)	(1,567)	92.5%	(582)	(675)	86.2%
Same Store Total (2) (3) (6)	17,287	19,923	86.8%	17,353	19,825	87.5%

Same Store Stabilized Analysis
Less value-add same store properties (4)	(721)	(1,436)	50.2%	(679)	(1,436)	47.3%
Same Store Stabilized Total (2) (3)	16,566	18,487	89.6%	16,674	18,389	90.7%

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
End of period leased square footage for 2012 and 2013 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, D.C. As of December 31, 2013, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of July 31, 2014.

(4)	For additional information on acquisitions and dispositions completed during the last year and value-add properties, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(6)
Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 572,000 square feet for the current period and 858,000 square feet for the prior period, Piedmont's same store commenced leased percentage was 83.9% and 83.2% for the current and prior periods, respectively.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	December 31, 2013
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	560	76.5%	2.6%	(18.0)%	(8.9)%
Leases executed for spaces excluded from analysis (5)	172	23.5%

	Twelve Months Ended
	December 31, 2013
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	2,677	77.4%	12.5%	(7.6)%	3.7%
Leases executed for spaces excluded from analysis (5)	780	22.6%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms greater than one year. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, were excluded from this analysis.

(2)	For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.
(3)
For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of December 31, 2013
(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)
Vacant	$—	—	2,753	12.8	$—	—	N/A
2014 (2)	51,851	9.1	1,339	6.2	23,485	4.1	45.3
2015 (3)	25,953	4.6	848	3.9	—	—	—
2016	31,631	5.5	1,133	5.3	1,451	0.3	4.6
2017	54,665	9.6	1,391	6.5	1,773	0.3	3.2
2018	56,411	9.9	1,955	9.1	—	—	—
2019	61,419	10.8	2,280	10.6	20,574	3.6	33.5
2020	38,278	6.7	1,416	6.6	9,776	1.7	25.5
2021	31,671	5.6	1,052	4.9	—	—	—
2022	25,486	4.5	858	4.0	—	—	—
2023	29,459	5.2	1,128	5.3	—	—	—
2024	43,488	7.6	1,455	6.8	—	—	—
2025	16,735	2.9	692	3.2	—	—	—
2026	12,098	2.1	496	2.3	—	—	—
2027	51,945	9.1	1,231	5.7	28,043	4.9	54.0
Thereafter	38,712	6.8	1,463	6.8	—	—	—
Total / Weighted Average	$569,802	100.0	21,490	100.0	$85,102	14.9

Average Lease Term Remaining
12/31/2013	7.1 years
12/31/2012	6.9 years

(1)
Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)
Includes leases with an expiration date of December 31, 2013 aggregating 336,000 square feet and Annualized Lease Revenue of $15.1 million as well as the National Park Service lease, which is comprised of 220,000 square feet and $10.4 million in Annualized Lease Revenue, or 1.8% of the Company's total Annualized Lease Revenue.

(3)
Leases and other revenue-producing agreements on a month-to-month basis, aggregating 31,000 square feet and Annualized Lease Revenue of $4.1 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of December 31, 2013
(in thousands)

	Q1 2014 (1)		Q2 2014		Q3 2014		Q4 2014
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	—	$—	—	$57	—	$—	—	$—
Austin	—	—	—	—	—	—	—	—
Boston	—	—	—	—	—	—	—	50
Central & South Florida	1	16	—	—	—	—	—	—
Chicago	—	3	57	732	—	—	19	303
Dallas	5	38	11	302	3	5	3	65
Detroit	1	3	2	24	4	112	2	12
Houston	—	—	—	—	—	—	—	—
Los Angeles	3	150	—	840	—	—	5	222
Minneapolis	—	59	123	4,285	—	11	23	648
Nashville	—	—	—	—	—	—	—	—
New York	37	1,217	19	597	—	28	36	1,836
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—
Washington, D.C. (3)	708	30,733	58	3,201	193	4,428	23	1,202
Other	—	—	3	42	—	—	—	—
Total / Weighted Average (4)	755	$32,219	273	$10,080	200	$4,584	111	$4,338

(1)	Includes leases with an expiration date of December 31, 2013 aggregating 336,000 square feet and expiring lease revenue of $14.5 million. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Approximately 220,000 square feet and $10.4 million of expiring lease revenue in the first quarter of 2014 is related to the lease with the National Park Service, which is currently in holdover status. The first quarter of 2014 also includes the United States of America (Defense Intelligence Agency) lease expiration, comprised of 221,000 square feet and $9.5 million of expiring lease revenue.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of December 31, 2013
(in thousands)

	12/31/2014 (1)		12/31/2015		12/31/2016		12/31/2017		12/31/2018
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	—	$57	29	$535	18	$362	45	$1,087	110	$2,262
Austin	—	—	—	—	195	6,411	—	1	—	—
Boston	—	50	128	2,696	3	190	66	5,200	145	6,139
Central & South Florida	1	16	30	725	71	1,819	161	3,902	40	955
Chicago	77	1,038	189	5,460	82	2,458	296	15,587	623	19,199
Dallas	22	411	72	1,807	61	1,480	235	5,786	414	9,956
Detroit	8	152	61	443	28	678	78	1,530	29	536
Houston	—	—	—	—	—	—	—	2	313	10,031
Los Angeles	8	1,213	44	1,416	91	2,833	43	1,526	13	325
Minneapolis	146	5,002	84	3,063	33	1,081	41	1,318	35	1,144
Nashville	—	—	—	—	201	2,579	—	—	—	—
New York	93	3,678	93	6,302	281	9,084	69	2,226	91	2,196
Philadelphia	—	—	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	—	—	—	—	63	1,547
Washington, D.C. (3)	981	39,563	102	4,612	56	2,356	343	16,344	20	954
Other	3	41	16	229	13	301	14	333	59	1,140
Total / Weighted Average (4)	1,339	$51,221	848	$27,288	1,133	$31,632	1,391	$54,842	1,955	$56,384

(1)	Includes leases with an expiration date of December 31, 2013 aggregating 336,000 square feet and expiring lease revenue of $14.5 million. No such adjustments are made to other periods presented.
(2)	Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Approximately 220,000 square feet and $10.4 million of expiring lease revenue in 2014 is related to the lease with the National Park Service, which is currently in holdover status. The United States of America (Defense Intelligence Agency) lease expiration, comprised of 221,000 square feet and $9.5 million of expiring lease revenue, is also included in the 2014 data.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended December 31, 2013
Unaudited (in thousands)

	For the Three Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Non-incremental
Building / construction / development	$11,372	$1,465	$2,056	$930	$1,994
Tenant improvements	24,798	11,854	11,292	13,744	20,944
Leasing costs	6,815	8,386	5,019	5,246	289
Total non-incremental	42,985	21,705	18,367	19,920	23,227
Incremental
Building / construction / development	8,418	4,826	8,291	6,712	5,680
Tenant improvements	10,181	9,780	29,262	14,068	5,731
Leasing costs	2,747	2,043	1,119	1,642	3,315
Total incremental	21,346	16,649	38,672	22,422	14,726
Total capital expenditures	$64,331	$38,354	$57,039	$42,342	$37,953

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of September 30, 2013		$93,670
New non-incremental tenant improvement commitments related to leases executed during period		6,167
Non-incremental tenant improvement expenditures	(24,798)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	10,101
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(14,697)
Total as of December 31, 2013		$85,140

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $42.4 million, or 50% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended December 31, 2013	For the Twelve Months Ended December 31, 2013	For the Year Ended
			2012		2011		2010
Renewal Leases
Number of leases	10	56	45		48		37
Square feet	505,054	2,376,177	1,150,934		2,280,329		1,241,481
Tenant improvements per square foot (1)	$10.04	$14.24	$19.12		$33.29		$14.40
Leasing commissions per square foot	$6.70	$4.66	$6.64		$9.97		$8.40
Total per square foot	$16.74	$18.90	$25.76		$43.26		$22.80
Tenant improvements per square foot per year of lease term	$1.87	$1.88	$2.90		$3.93		$1.74
Leasing commissions per square foot per year of lease term	$1.25	$0.62	$1.01		$1.18		$1.02
Total per square foot per year of lease term	$3.12	$2.50	$3.91	(2)	$5.11	(2)	$2.76
New Leases (3)
Number of leases	27	87	92		76		56
Square feet	224,143	1,050,428	1,765,510		1,588,271		866,212
Tenant improvements per square foot (1)	$27.75	$35.74	$47.64		$41.21		$32.65
Leasing commissions per square foot	$9.82	$12.94	$18.49		$15.38		$11.28
Total per square foot	$37.57	$48.68	$66.13		$56.59		$43.93
Tenant improvements per square foot per year of lease term	$4.27	$4.17	$4.30		$4.19		$4.16
Leasing commissions per square foot per year of lease term	$1.51	$1.51	$1.67		$1.57		$1.44
Total per square foot per year of lease term	$5.78	$5.68	$5.97		$5.76		$5.60
Total
Number of leases	37	143	137		124		93
Square feet	729,197	3,426,605	2,916,444		3,868,600		2,107,693
Tenant improvements per square foot (1)	$15.48	$20.83	$36.39		$36.54		$21.90
Leasing commissions per square foot	$7.66	$7.20	$13.81		$12.19		$9.59
Total per square foot	$23.14	$28.03	$50.20		$48.73		$31.49
Tenant improvements per square foot per year of lease term	$2.71	$2.64	$3.91		$4.05		$2.70
Leasing commissions per square foot per year of lease term	$1.34	$0.91	$1.48		$1.35		$1.18
Total per square foot per year of lease term	$4.05	$3.55	$5.39		$5.40		$3.88

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(2)
During 2011, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2011 would be $2.80. During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(3)
Since 2010, Piedmont has selectively employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because the value-add properties have large vacancies, many of which have not previously been leased (first generation spaces), the leasing of those vacancies negatively affects Piedmont’s contractual tenant improvements on a per foot and a per foot per year basis for new leases.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of December 31, 2013
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Chicago	6	$121,043	21.2	4,816	22.4	3,786	78.6
Washington, D.C.	15	115,249	20.2	3,381	15.7	2,706	80.0
New York	6	83,837	14.7	2,432	11.3	2,398	98.6
Minneapolis	4	44,974	7.9	1,613	7.5	1,474	91.4
Dallas	10	41,637	7.3	1,907	8.9	1,811	95.0
Boston	7	34,093	6.0	1,293	6.0	1,288	99.6
Los Angeles	4	29,159	5.1	1,010	4.7	967	95.7
Detroit	5	18,479	3.2	1,008	4.7	844	83.7
Atlanta	6	17,597	3.1	1,064	5.0	719	67.6
Philadelphia	1	17,526	3.1	801	3.7	801	100.0
Nashville	2	10,040	1.8	513	2.4	513	100.0
Houston	1	10,034	1.8	313	1.5	313	100.0
Central & South Florida	4	8,848	1.6	476	2.2	377	79.2
Phoenix	3	7,064	1.2	432	2.0	345	79.9
Austin	1	6,411	1.1	195	0.9	195	100.0
Other	3	3,811	0.7	236	1.1	200	84.7

Total / Weighted Average	78	$569,802	100.0	21,490	100.0	18,737	87.2

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of December 31, 2013
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Chicago	IL	2	16.9	3,690	17.2	4	4.3	1,126	5.2	6	21.2	4,816	22.4
Washington, D.C.	DC, VA, MD	10	17.9	2,900	13.5	5	2.3	481	2.2	15	20.2	3,381	15.7
New York	NY, NJ	1	7.7	1,027	4.8	5	7.0	1,405	6.5	6	14.7	2,432	11.3
Minneapolis	MN	1	5.0	928	4.3	3	2.9	685	3.2	4	7.9	1,613	7.5
Dallas	TX	1	0.9	262	1.2	9	6.4	1,645	7.7	10	7.3	1,907	8.9
Boston	MA	2	2.2	173	0.8	5	3.8	1,120	5.2	7	6.0	1,293	6.0
Los Angeles	CA	3	4.5	876	4.1	1	0.6	134	0.6	4	5.1	1,010	4.7
Detroit	MI	1	1.6	493	2.3	4	1.6	515	2.4	5	3.2	1,008	4.7
Atlanta	GA	2	2.0	579	2.7	4	1.1	485	2.3	6	3.1	1,064	5.0
Philadelphia	PA	1	3.1	801	3.7	—	—	—	—	1	3.1	801	3.7
Nashville	TN	1	1.3	312	1.4	1	0.5	201	1.0	2	1.8	513	2.4
Houston	TX	—	—	—	—	1	1.8	313	1.5	1	1.8	313	1.5
Central & South Florida	FL	—	—	—	—	4	1.6	476	2.2	4	1.6	476	2.2
Phoenix	AZ	—	—	—	—	3	1.2	432	2.0	3	1.2	432	2.0
Austin	TX	—	—	—	—	1	1.1	195	0.9	1	1.1	195	0.9
Other		—	—	—	—	3	0.7	236	1.1	3	0.7	236	1.1

Total / Weighted Average		25	63.1	12,041	56.0	53	36.9	9,449	44.0	78	100.0	21,490	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of December 31, 2013
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	5	1.0	$85,102	14.9	2,037	10.9
Business Services	82	15.9	57,920	10.2	2,077	11.1
Depository Institutions	18	3.5	54,019	9.5	1,856	9.9
Engineering, Accounting, Research, Management & Related Services	38	7.3	42,302	7.4	1,207	6.4
Nondepository Credit Institutions	17	3.3	35,790	6.3	1,244	6.6
Insurance Carriers	27	5.2	33,567	5.9	1,373	7.3
Insurance Agents, Brokers & Services	14	2.7	30,851	5.4	1,202	6.4
Security & Commodity Brokers, Dealers, Exchanges & Services	32	6.2	18,251	3.2	661	3.5
Communications	31	6.0	17,799	3.1	585	3.1
Electronic & Other Electrical Equipment & Components, Except Computer	9	1.7	16,432	2.9	623	3.3
Educational Services	9	1.7	15,561	2.7	406	2.2
Transportation Equipment	5	1.0	14,689	2.6	595	3.2
Automotive Repair, Services & Parking	6	1.1	13,883	2.4	49	0.3
Fabricated Metal Products, Except Machinery & Transportation Equipment	4	0.8	12,677	2.2	423	2.3
Real Estate	19	3.7	12,233	2.2	398	2.1
Other	201	38.9	108,726	19.1	4,001	21.4
Total	517	100.0	$569,802	100.0	18,737	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of December 31, 2013
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
Glenridge Highlands III Land		Atlanta, GA	10/15/2012	100	N/A	$1,725	N/A	N/A
Arlington Gateway	(1)	Arlington, VA	3/4/2013	100	2005	175,552	334	99
5 & 15 Wayside Road		Burlington, MA	3/22/2013	100	1999 / 2001	69,321	271	95
Royal Lane Land		Irving, TX	8/1/2013	100	N/A	2,600	N/A	N/A
5301 Maryland Way	(2)	Brentwood, TN	8/12/2013	100	1989	18,500	201	100
4685 Investment Drive	(2)	Troy, MI	8/12/2013	100	2000	10,000	77	100
2020 West 89th Street	(2)	Leawood, KS	8/12/2013	100	1992	4,250	68	85
6565 North MacArthur Boulevard		Irving, TX	12/5/2013	100	1998	46,600	260	93
One Lincoln Park		Dallas, TX	12/20/2013	100	1999	56,654	262	79
161 Corporate Center		Irving, TX	12/30/2013	100	1998	16,000	105	91

						$401,202	1,578	93

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
110 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	$16,058	474	100
112 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	9,842	313	100
1111 Durham Avenue (3)	South Plainfield, NJ	3/28/2013	100	1975	4,000	N/A	N/A
1200 Enclave Parkway	Houston, TX	5/1/2013	100	1999	48,750	150	100
350 Spectrum Loop	Colorado Springs, CO	11/1/2013	100	2001	30,050	156	100
8700 South Price Road	Tempe, AZ	12/30/2013	100	2000	21,500	132	100

					$130,200	1,225	100

(1)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 323,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

(2)
Piedmont purchased its joint venture partner's equity interest in the asset. The gross value of the asset agreed upon by the partners for the buyout is presented on this schedule as the purchase price. The additional capital invested across the three assets included in the buyout transaction amounted to $14.7 million.

(3)	The lease for the building expired at the beginning of 2013. The building was outdated; the property was, therefore, sold for land value shortly after the expiration of the lease.

Piedmont Office Realty Trust, Inc.
Value-Add Activity
As of December 31, 2013
($ and square footage in thousands)

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property		Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)
Suwanee Gateway One		Suwanee, GA	9/28/2010	100	2008	$7,875	142	—	—	$7,953	$40 - 60
500 West Monroe Street	(1)	Chicago, IL	3/31/2011	100	1991	227,500	966	61	49	226,141	$60 - 90
The Medici	(2)	Atlanta, GA	6/7/2011	100	2008	13,210	152	32	12	13,939	$35 - 60
400 TownPark		Lake Mary, FL	11/10/2011	100	2008	23,865	176	49	19	23,745	$35 - 50
5301 Maryland Way	(3)	Brentwood, TN	8/12/2013	100	1989	18,500	201	100	100	15,457	$50 - 75
						$290,950	1,637	56	44	$287,235

(1)
The investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented represents the estimated fair value of the real estate assets comprising the property as of the date of the transaction. The percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont's assumption of ownership of the asset.

(2)	The percent leased at acquisition reflects the space leased by BV Card Assets as vacant, as the tenant had already announced plans to vacate prior to Piedmont's acquisition of the property.
(3)
While the property was 100% leased at acquisition, it is anticipated that the single-tenant building will become vacant at the end of the current lease term and the building will have to be re-leased on a multi-tenant basis. For this reason, the building was acquired as a value-add property. Piedmont purchased its joint venture partner's equity interest in the asset. The gross value of the asset agreed upon by the partners for the buyout is presented on this schedule as the purchase price.

Piedmont Office Realty Trust, Inc.
Other Investments
As of December 31, 2013
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$7,410	$10,307	148.2	57
Two Park Center	Hoffman Estates, IL	72	1999	6,259	8,707	193.7	39
				$13,669	$19,014	341.9	46

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Approximate Current Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,500
Glenridge Highlands III	Atlanta, GA	Glenridge Highlands Two	3.0	1,725
State Highway 161	Irving, TX	Las Colinas Corporate Center II	4.5	1,200
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,600

			20.1	$8,025

Development and Redevelopment

Property	Location	Adjacent Piedmont Property	Targeted Completion Date	Square Feet	Estimated Additional Capital Required
Enclave Place	Houston, TX	1430 Enclave Parkway	Q2 2015	302,000	$80 to 85 million

				302,000	$80 to 85 million

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 42.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, impairment losses, and gains or losses on consolidation, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Paul E. Adornato, CFA	Michael Knott, CFA	Vance H. Edelson
BMO Capital Markets	Jed Reagan	Morgan Stanley
3 Times Square, 26th Floor	Green Street Advisors	1585 Broadway, 38th Floor
New York, NY 10036	660 Newport Center Drive, Suite 800	New York, NY 10036
Phone: (212) 885-4170	Newport Beach, CA 92660	Phone: (212) 761-0078
Phone: (949) 640-8780

Brendan Maiorana	John W. Guinee, III	Michael J. Salinsky
Wells Fargo	Erin Aslakson	RBC Capital Markets
7 St. Paul Street	Stifel, Nicolaus & Company	Arbor Court
MAC R1230-011	One South Street	30575 Bainbridge Road, Suite 250
Baltimore, MD 21202	16th Floor	Solon, OH 44139
Phone: (443) 263-6516	Baltimore, MD 21202	Phone: (440) 715-2648
Phone: (443) 224-1307

Anthony Paolone, CFA	David Rodgers, CFA	Steve Manaker, CFA
JP Morgan	Robert W. Baird & Co.	Oppenheimer & Co.
383 Madison Avenue	200 Public Square	85 Broad Street
34th Floor	Suite 1650	New York, NY 10004
New York, NY 10179	Cleveland, OH 44139	Phone: (212) 667-5950
Phone: (212) 622-6682	Phone: (216) 737-7341

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012

Net income attributable to Piedmont	$29,623	$19,096	$35,358	$14,651	$14,438	$98,728	$93,204
Depreciation	32,233	31,050	30,969	29,886	29,735	124,138	114,340
Amortization	11,511	13,939	11,350	9,220	10,666	46,020	50,410
Impairment loss	5,644	—	—	6,402	—	12,046	—
Loss / (gain) on sale of properties	(15,034)	—	(16,258)	—	6	(31,292)	(27,577)
Loss / (gain) on consolidation	—	898	—	—	—	898	—
Funds from operations	63,977	64,983	61,419	60,159	54,845	250,538	230,377
Adjustments:
Acquisition costs	389	60	70	1,244	53	1,763	141
Litigation settlement expense / (recovery)	—	—	(1,250)	—	—	(1,250)	7,500
Net casualty loss / (recoveries)	(4,500)	(3,919)	(2,320)	161	5,170	(10,578)	5,170
Core funds from operations	59,866	61,124	57,919	61,564	60,068	240,473	243,188
Adjustments:
Deferred financing cost amortization	676	674	643	594	592	2,587	2,648
Amortization of discount on senior notes and swap settlements	13	13	7	—	—	33	—
Depreciation of non real estate assets	106	97	105	98	104	406	502
Straight-line effects of lease revenue	(3,442)	(5,076)	(5,547)	(4,032)	(5,917)	(18,097)	(17,153)
Stock-based and other non-cash compensation expense	101	719	176	594	754	1,590	2,246
Amortization of lease-related intangibles	(1,211)	(1,757)	(1,245)	(1,065)	(1,046)	(5,278)	(5,678)
Acquisition costs	(389)	(60)	(70)	(1,244)	(53)	(1,763)	(141)
Non-incremental capital expenditures	(42,985)	(21,705)	(18,367)	(19,920)	(23,227)	(102,977)	(87,657)
Adjusted funds from operations	$12,735	$34,029	$33,621	$36,589	$31,275	$116,974	$137,955

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012

Net income attributable to Piedmont	$29,623	$19,096	$35,358	$14,651	$14,438	$98,728	$93,204
Net income attributable to noncontrolling interest	3	4	4	4	4	15	15
Interest expense	19,651	19,331	18,228	16,373	16,296	73,583	65,023
Depreciation	32,340	31,147	31,074	29,984	29,839	124,545	114,843
Amortization	11,511	13,939	11,350	9,220	10,666	46,020	50,410
Acquisition costs	389	60	70	1,244	53	1,763	141
Impairment loss	5,644	—	—	6,402	—	12,046	—
Litigation settlement expense / (recovery)	—	—	(1,250)	—	—	(1,250)	7,500
Net casualty loss / (recoveries)	(4,500)	(3,919)	(2,320)	161	5,170	(10,578)	5,170
Loss / (gain) on sale of properties	(15,034)	—	(16,258)	—	6	(31,292)	(27,577)
Loss / (gain) on consolidation	—	898	—	—	—	898	—
Core EBITDA	79,627	80,556	76,256	78,039	76,472	314,478	308,729
General & administrative expenses	5,076	5,921	6,410	4,609	5,179	22,016	20,939
Management fee revenue	(217)	(890)	(513)	(631)	(599)	(2,251)	(2,318)
Interest and other income	3	550	(12)	21	(121)	563	(995)
Straight-line effects of lease revenue	(3,442)	(5,076)	(5,547)	(4,032)	(5,917)	(18,097)	(17,153)
Amortization of lease-related intangibles	(1,211)	(1,757)	(1,245)	(1,065)	(1,046)	(5,278)	(5,678)
Property net operating income - cash basis	79,836	79,304	75,349	76,941	73,968	311,431	303,524
Net operating income from:
Acquisitions	(4,309)	(6,156)	(3,680)	(836)	16	(14,982)	24
Dispositions	(503)	(619)	(885)	(664)	(996)	(2,670)	(6,526)
Unconsolidated joint ventures	(175)	(376)	(597)	(744)	(576)	(1,892)	(2,499)
Same store net operating income - cash basis	$74,849	$72,153	$70,187	$74,697	$72,412	$291,887	$294,523

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012

Equity in income of unconsolidated joint ventures	$(4,280)	$46	$163	$395	$185	$(3,676)	$923

Interest expense	—	—	—	—	—	—	—

Depreciation	150	220	309	300	290	979	1,193

Amortization	34	40	45	41	34	159	158

Impairment loss	4,402	—	—	—	—	4,402	—

Loss / (gain) on sale of properties	—	—	—	—	—	—	—

Core EBITDA	306	306	517	736	509	1,864	2,274

General and administrative expenses	(128)	79	120	60	45	132	128

Interest and other income	—	—	—	—	—	—	(21)

Property net operating income (accrual basis)	178	385	637	796	554	1,996	2,381

Straight-line effects of lease revenue	(3)	(9)	(40)	(52)	22	(104)	118

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$175	$376	$597	$744	$576	$1,892	$2,499

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Revenues:
Rental income	$629	$983	$1,207	$1,859	$3,517	$4,678	$13,215
Tenant reimbursements	42	111	243	361	174	757	1,528
Other rental income	—	—	—	—	—	—	—
	671	1,094	1,450	2,220	3,691	5,435	14,743
Expenses:
Property operating costs	145	416	391	948	1,075	1,900	5,216
Depreciation	72	223	223	486	668	1,004	3,291
Amortization	20	44	39	106	135	209	690
General and administrative	—	—	2	—	(2)	2	45
	237	683	655	1,540	1,876	3,115	9,242
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Interest income and other income / (expense)	—	1	13	12	—	26	—
Net casualty recoveries / (loss)	—	—	17	—	—	17	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	1	30	12	—	43	—

Operating income, excluding impairment loss and gain on sale	434	412	825	692	1,815	2,363	5,501

Impairment loss	—	—	—	(6,402)	—	(6,402)	—
Gain / (loss) on sale of properties	15,034	—	16,258	—	(6)	31,292	27,577

Income from discontinued operations	$15,468	$412	$17,083	$(5,710)	$1,809	$27,253	$33,078

Piedmont Office Realty Trust, Inc.
Property Detail
As of December 31, 2013
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenue

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	85.1%	85.1%	78.2%	$1,713
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	104	80.8%	77.9%	46.2%	1,512
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	86.2%	82.9%	81.7%	10,023
Suwanee Gateway One	Suwanee	GA	100.0%	2008	142	0.0%	0.0%	0.0%	—
The Dupree	Atlanta	GA	100.0%	1997	138	95.7%	82.6%	79.0%	3,082
The Medici	Atlanta	GA	100.0%	2008	152	32.2%	27.0%	17.8%	1,267
Metropolitan Area Subtotal / Weighted Average					1,064	67.6%	63.5%	57.5%	17,597
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%	6,411
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%	6,411
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%	4,154
90 Central Street	Boxborough	MA	100.0%	2001	174	100.0%	95.4%	95.4%	3,641
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%	4,641
One Brattle Square	Cambridge	MA	100.0%	1991	95	94.7%	94.7%	94.7%	7,526
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%	2,893
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%	3,397
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	271	100.0%	98.2%	83.4%	7,841
Metropolitan Area Subtotal / Weighted Average					1,293	99.6%	98.6%	95.5%	34,093
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	100.0%	100.0%	100.0%	5,518
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	83.1%	83.1%	5,975
Aon Center	Chicago	IL	100.0%	1972	2,724	79.7%	73.7%	71.3%	71,866
Two Pierce Place	Itasca	IL	100.0%	1991	486	88.5%	82.7%	82.7%	10,726
2300 Cabot Drive	Lisle	IL	100.0%	1998	152	72.4%	69.7%	69.7%	2,566
500 West Monroe Street	Chicago	IL	100.0%	1991	966	60.7%	56.2%	11.0%	24,392
Metropolitan Area Subtotal / Weighted Average					4,816	78.6%	72.6%	62.1%	121,043
Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	83	69.9%	0.0%	0.0%	1,086
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	95.3%	88.2%	88.2%	1,605
Metropolitan Area Subtotal / Weighted Average					168	82.7%	44.6%	44.6%	2,691

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenue

Dallas
3900 Dallas Parkway	Plano	TX	100.0%	1999	120	100.0%	100.0%	94.2%	3,177
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%	100.0%	2,413
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	95.3%	95.3%	5,522
6021 Connection Drive	Irving	TX	100.0%	2000	223	100.0%	100.0%	100.0%	5,196
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%	3,551
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	97.5%	97.5%	97.5%	3,414
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	95.6%	81.6%	69.7%	4,789
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	93.5%	85.4%	85.4%	6,216
One Lincoln Park	Dallas	TX	100.0%	1999	262	79.0%	79.0%	66.8%	5,360
161 Corporate Center	Irving	TX	100.0%	1998	105	90.5%	90.5%	88.6%	1,999
Metropolitan Area Subtotal / Weighted Average					1,907	95.0%	91.6%	88.0%	41,637
Detroit
1441 West Long Lake Road	Troy	MI	100.0%	1999	108	88.0%	87.0%	69.4%	1,706
150 West Jefferson	Detroit	MI	100.0%	1989	493	69.4%	69.4%	65.3%	9,352
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%	2,277
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%	4,106
4685 Investment Drive	Troy	MI	100.0%	2000	77	100.0%	100.0%	100.0%	1,038
Metropolitan Area Subtotal / Weighted Average					1,008	83.7%	83.6%	79.8%	18,479
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	152	94.1%	94.1%	94.1%	3,118
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%	2,535
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%	1,179
400 TownPark	Lake Mary	FL	100.0%	2008	176	48.9%	45.5%	30.7%	2,016
Metropolitan Area Subtotal / Weighted Average					476	79.2%	77.9%	72.5%	8,848
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%	10,034
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%	10,034
Kansas City
2020 West 89th Street	Leawood	KS	100.0%	1992	68	89.7%	89.7%	79.4%	1,120
Metropolitan Area Subtotal / Weighted Average					68	89.7%	89.7%	79.4%	1,120
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	95.4%	80.6%	80.6%	15,642
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	176	98.3%	98.3%	47.7%	5,845
Fairway Center II	Brea	CA	100.0%	2002	134	97.8%	97.8%	97.8%	3,568
1901 Main Street	Irvine	CA	100.0%	2001	173	92.5%	91.9%	65.9%	4,104
Metropolitan Area Subtotal / Weighted Average					1,010	95.7%	87.9%	74.7%	29,159
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	75.1%	73.1%	65.4%	6,163
US Bancorp Center	Minneapolis	MN	100.0%	2000	928	94.6%	94.5%	92.8%	28,532
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%	5,398
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	92.6%	91.5%	91.5%	4,881
Metropolitan Area Subtotal / Weighted Average					1,613	91.4%	90.8%	88.4%	44,974

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)	Annualized Lease Revenue

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%	7,461
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%	2,579
Metropolitan Area Subtotal / Weighted Average					513	100.0%	100.0%	100.0%	10,040
New York
2 Gatehall Drive	Parsippany	NJ	100.0%	1985	405	100.0%	100.0%	100.0%	13,574
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	93.9%	88.0%	83.5%	7,948
Copper Ridge Center	Lyndhurst	NJ	100.0%	1989	268	94.4%	94.4%	94.4%	7,194
60 Broad Street	New York	NY	100.0%	1962	1,027	100.0%	99.8%	99.8%	43,715
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%	2,361
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	298	100.0%	100.0%	100.0%	9,045
Metropolitan Area Subtotal / Weighted Average					2,432	98.6%	97.8%	97.2%	83,837
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%	17,526
Metropolitan Area Subtotal / Weighted Average					801	100.0%	100.0%	100.0%	17,526
Phoenix
River Corporate Center	Tempe	AZ	100.0%	1998	133	100.0%	100.0%	100.0%	2,185
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%	3,332
Chandler Forum	Chandler	AZ	100.0%	2003	150	42.0%	42.0%	42.0%	1,547
Metropolitan Area Subtotal / Weighted Average					432	79.9%	79.9%	79.9%	7,064
Washington, D.C.
11107 Sunset Hills Road	Reston	VA	100.0%	1985	101	100.0%	100.0%	100.0%	2,770
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	100.0%	100.0%	100.0%	13,692
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	86.7%	86.7%	86.7%	10,377
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987	250	97.6%	97.6%	97.6%	10,666
400 Virginia Avenue	Washington	DC	100.0%	1985	224	87.1%	87.1%	87.1%	8,989
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	305	83.9%	83.9%	83.9%	10,895
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%	3,342
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%	3,353
One Independence Square	Washington	DC	100.0%	1991	334	0.3%	0.3%	0.3%	52
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	100.0%	100.0%	100.0%	3,596
11109 Sunset Hills Road	Reston	VA	100.0%	1984	41	0.0%	0.0%	0.0%	—
Two Independence Square	Washington	DC	100.0%	1991	561	100.0%	100.0%	100.0%	24,440
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%	4,392
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	54.7%	51.6%	51.6%	4,668
Arlington Gateway (3)	Arlington	VA	100.0%	2005	323	91.3%	91.3%	91.3%	14,017
Metropolitan Area Subtotal / Weighted Average					3,381	80.0%	79.8%	79.8%	115,249

Grand Total					21,490	87.2%	84.4%	80.1%	$569,802

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.
(3)
The property consists of approximately 334,000 square feet; however, due to the square footages referenced in several leases, the rentable square footage is currently 323,000 square feet. As the existing leases expire, the affected spaces will be re-leased to the correct square footages.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: market and economic conditions remain challenging and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing our business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions; acquisitions of properties may have unknown risks and other liabilities at the time of acquisition; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate, particularly in Chicago, Washington, D.C., and the New York metropolitan area; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect us and could cause us to recognize impairment charges or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; we have significant indebtedness and may not be able to meet our debt service obligations; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.